UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2014

GEORGETOWN BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35595	80-0817763
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2 East Main Street, Georgetown, MA	01833
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 978-352-8600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 3, 2014, Fredrick H. Weismann was promoted to Executive Vice President and Chief Operating Officer of Georgetown Bank, the wholly-owned subsidiary of Georgetown Bancorp, Inc.  Mr. Weismann, age 66, began employment with Georgetown Bank in August 2011 as Vice President/Senior Commercial Loan Officer. Mr. Weismann was promoted to Senior Vice President/ Senior Commercial Loan Officer in May 2013. From March 2007 to July 2011 Mr. Weismann was Senior Vice President/New Hampshire Market Manager for Pentucket Bank, Haverhill, Massachusetts. Mr. Weismann began his banking career in 1970 and has held various positions in the commercial lending area, as well as owning and managing his own mortgage and investment banking firm specializing in the acquisition and collection of performing, sub-performing and non-performing loans.

Item 9.01                                           Financial Statements and Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GEORGETOWN BANCORP, INC.

DATE: October 7, 2014	By:	/s/ Robert E. Balletto
Robert E. Balletto
President and Chief Executive Officer